UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 18, 2005

AIMCO Properties, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 18, 2005, AIMCO-GP, Inc., as the general partner of AIMCO Properties, L.P. (“AIMCO Properties”), entered into the 45th amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, as amended (the “Partnership Agreement”). The 45th amendment amends the terms of the Class One Partnership Preferred Units (“Class One PPUs”) as originally set forth in the 2nd amendment to the Partnership Agreement. The 2nd Amendment determined, among other things, the redemption and liquidation of the Class One PPUs, both of which were to be calculated with reference to certain specified securities. Since the adoption of the 2nd amendment and concluding in January 2005, the required information related to the specified reference securities ceased to be available, typically because such reference securities were redeemed in full. As a result, there were several ambiguities in the 2nd amendment, which have been addressed in the 45th amendment to the Partnership Agreement. A copy of the 45th amendment is filed herewith as Exhibit 4.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this report:

	Exhibit Number	Description

	4.1	Forty-Fifth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMCO PROPERTIES, L.P. By: AIMCO-GP, Inc., its general partner
Date: February 25, 2005	By:	/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Forty-Fifth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.